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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 27, 2000 relating to the financial statements and financial statement schedule of the Company for the year ended December 31, 1999, which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Boston, Massachusetts
September 12, 2000